SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisor Proxy QA v3
September 25, 2015

Re: Upcoming Osterweis Funds Proxy

Dear Advisor,

We wanted to let you know in advance that the Osterweis Funds intend to hold a shareholder meeting on November 6, 2015.

At the shareholder meeting, we will be seeking approval of new investment advisory agreements between Osterweis Capital Management and the funds. These new agreements are needed because on January 1, 2016, our founder John Osterweis’ ownership interest in Osterweis Capital Management, Inc. and Osterweis Capital Management, LLC, the advisory firms that manage the Osterweis Funds, will decrease by 4% to approximately 23%. Under current law, this may be considered a technical change of control at both firms. John has no plans to retire but has been gradually distributing his ownership, as part of an ongoing ten-year transition plan, among the firm’s other key members in order to ensure the long-term health and independence of the firm.

Please note that no changes to the funds will result from this event. The funds’ strategies, fees, operations and management will remain the same.

Proxies will be mailed to investors on or around September 28, 2015.

We have enclosed a couple of items that may be helpful to you:

1.	A short FAQ that you can share with your clients, explaining the upcoming proxy.

2.	A Q&A with John Osterweis and Matt Berler that discusses our transition plan and why we think keeping the firm privately owned is in the best interest of clients and shareholders.

Who will be eligible to vote?
All investors in the Osterweis Funds as of September 10, 2015.

How will this impact your clients?
If you do not have discretion to vote proxies for your clients, they may receive various communications from the Osterweis Funds and/or our proxy solicitor, Boston Financial Data Services, to solicit votes via mail and telephone.

When will proxy materials be mailed?
Investors will begin receiving proxy materials containing more information about the proposal and the Special Meeting on or about September 28, 2015.

How can votes be cast?
There are four ways to vote:

•     By mail, by returning the proxy card in the postage-paid envelope provided in the proxy mailing;
•     By Internet, by going to the website listed on the proxy card;
•     By telephone, via a toll-free number listed on the proxy card; or
•     In person, at the Special Meeting.

If investors need assistance with casting their votes, they should call our proxy team at (844) 700-1416.

ONE TIME PLAZA, SUITE 800	SAN FRANCISCO, CA 94111	OSTERWEIS.COM	(415) 434-4441

You have received this email because our records show that you have a position in the Osterweis Funds.  If you would like to receive periodic updates about portfolio manager webinars/conference calls, new market outlooks, etc. from our advisor services team by email, please contact us and we will add you to our distribution list.

We appreciate your investment with the Osterweis Funds and assistance in this important matter. If you have any questions, please call us at (800) 700-3316.

Best regards,

Shawn Eubanks
Osterweis Capital Management

Enclosures

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. OSTERWEIS CAPITAL MANAGEMENT, INC. AND OSTERWEIS CAPITAL MANAGEMENT, LLC WILL MAIL THE PROXY STATEMENT TO SHAREHOLDERS OF RECORD OF EACH FUND AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 10, 2015, AND IT IS ALSO AVAILABLE AT OSTERWEIS.COM AND ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

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Osterweis Funds Proxy Script

Call Script

Notes:

•	Be sure to pause and ensure the person is following you, so you don’t sound like a robocall

•	Before you start calling, test the warm transfer process.

Greeting:

“Hello, ___________, this is (Name) calling from the Osterweis Funds. How are you? <pause> I wanted to let you know that we (will be mailing/have mailed) a proxy package to shareholders on September 28 for a shareholder meeting taking place on November 6.

The proxy is related to our company’s long term transition plan, which we started implementing in 2010. On January 1, 2016, John Osterweis’ ownership interest in Osterweis Capital Management will decrease by 4% to approximately 23%, as part of this plan. Under current law, this may be considered a change of control, resulting in the termination of our existing advisory agreements with the Osterweis Funds. Shareholder approval is needed in order to enact new investment advisory agreements between Osterweis and the Osterweis Funds, even though as a practical matter there won’t be any changes in the Funds’ strategies, fees or management. The Funds’ independent board has recommended approving these new agreements. ”

•	If the advisor votes the shares:

“Have you read the proxy materials?  They are available at Osterweis.com and on the SEC’s website. Your vote is important to us. Can you let us know how you vote your clients’ shares and who we should follow up with in order to make sure those votes get cast?”

If person you are talking to is able to vote (and proxy has been mailed):

“Have you read the proxy materials?  They are available at Osterweis.com and on the SEC’s website. If you could vote your proxy as soon as possible, it would be greatly appreciated. I can connect you with our proxy team, and we can take your vote now.

If Yes:  Warm transfer to proxy team at (844) 700-1416.

If No:  Thank you.  Feel free to vote online or through touch tone phone at your earliest convenience. Instructions are on your proxy card.”

Osterweis Funds Proxy Script

•	If advisor’s clients vote the shares:

“If your clients have questions on the proxy, we have created a short Q&A that I can send to you if that may be helpful. Our proxy statement is also available on Osterweis.com and on the SEC’s website.”

•	If it is a model:

“Can you tell us how proxies are voted and who is the proper person we should call to follow up?”

•	If individual votes the shares:

“Your vote is important to us. Have you read the proxy materials?  They are available at Osterweis.com and on the SEC’s website. If you could vote your proxy as soon as possible, it would be greatly appreciated. I can connect you with our proxy team, and we can take your vote now.

If Yes:  Warm transfer to proxy team at (844) 700-1416.

If No:  Thank you.  Feel free to vote online or through touch tone phone at your earliest convenience.”

Message Script

“Hello, ___________, this is (Name) calling from the Osterweis Funds. I wanted to let you know that we (will be mailing/have mailed) a proxy package to shareholders on September 28 for a shareholder meeting taking place on November 6. The proxy is related to the implementation of our long term transition plan and will not result in any change in the Funds’ strategies, fees or management. We wanted to be sure that you were aware of the mailing so you read these materials when they arrive. Proxy materials are also available at Osterweis.com or on the SEC’s website.”

For Advisors:

“If you can vote on behalf of your clients, we would appreciate your votes as soon as possible.  Instructions for voting are included on your proxy card. Additional information on the proxy is available on Osterweis.com, or you can call us at (800) 700-3316 with any questions.”

For Individual Shareholders:

“We would appreciate your votes as soon as possible. Instructions for voting are included on your proxy card. Additional information for the proxy is available on Osterweis.com, or if you have any questions please call us at 415-434-4441 and ask for the Client Relations team.”

Proxy FAQ

Osterweis Funds Proxy
Frequently Asked Questions

What triggered the need to do a proxy for the Osterweis Funds?

Since January 2010, we have been executing a long-term transition plan that was designed accomplish several key objectives: 1) Ensure the firm remains independent; 2) Provide a means to transfer ownership to the next generation; and 3) Allow John Osterweis to continue to be involved in the business for as long as he can.

On January 1, 2016, John Osterweis will reduce his ownership stake in Osterweis Capital Management (Osterweis) by 4%, to approximately 23%. Under current law, this may be considered a technical change of control of the adviser to the funds (as defined by the Investment Company Act of 1940), and as such would trigger an automatic termination of the present investment advisory agreements between Osterweis and the Osterweis Funds. The funds, therefore, need shareholder approval to implement the new investment advisory agreements in order to replace the existing agreements and to allow Osterweis to continue as the Funds’ investment adviser.

Does the technical “change of control” affect the management and operation of the Osterweis Funds?

No. We have been formally executing our transition plan since January 2010. The plan was specifically designed so that our investors would not see major changes as we implement it over time.  After January 1, 2016, John will continue to perform his current role as Chairman & Chief Investment Officer of Osterweis and will retain certain extraordinary powers concerning the management of the firm. Matt Berler will remain in his role as President & CEO. Our equity and fixed income teams will also continue operating with the same teams and investment strategies.

Has the Osterweis Funds’ Board approved the proposed change?

Yes, the Board has approved the proposal and recommended that shareholders vote in favor.

Is John Osterweis retiring?

No. John is not currently planning on retiring.

Why is it important to vote?

We know that many investors think that their votes are not important, but we believe every vote is important. We need to receive votes from at least 50% of the outstanding shares in each fund to meet a quorum. Additionally, if fund shareholders do not approve the new agreements with Osterweis as the investment adviser for the funds, the Board will implement Interim Advisory Agreements with Osterweis and will continue to seek shareholder approval in order to implement permanent advisory arrangements for the Funds. If we are not able to get an adequate number of votes in, we may have to call investors and ask them to vote their shares.

How can I vote my shares?

It is easy to vote. Although you may attend the Special Meeting and vote in person, it is not required. You can vote your shares by:

•	Internet: Visiting the Internet address printed on your proxy card and following the online instructions.

•	Mail: Completing and signing the proxy card enclosed in your proxy package and mailing it in the postage-paid envelope.

•	Touch-tone: Calling the toll-free number printed on your proxy card and following the recorded instructions.

If you need any assistance, please call the Osterweis Proxy team at (844) 700-1416. Our team is available to assist you Monday through Thursday 9:00 a.m. to 10:00 p.m. Eastern time, Friday 9:00 a.m. to 6:00 p.m. Eastern time and Saturday 10:00 a.m. to 6:00 p.m. Eastern time.

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. OSTERWEIS CAPITAL MANAGEMENT, INC. AND OSTERWEIS CAPITAL MANAGEMENT, LLC WILL MAIL THE PROXY STATEMENT TO SHAREHOLDERS OF RECORD OF EACH FUND AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 10, 2015, AND IT IS ALSO AVAILABLE AT OSTERWEIS.COM AND ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

Proxy Shareholder Letter v23

September XX, 2015

Re:  Osterweis Funds Upcoming Proxy

Dear Shareholder,

Thank you for investing with the Osterweis Funds. We wanted to let you know that we recently filed a proxy statement with the SEC, and you will soon be receiving proxy materials related to an upcoming shareholder meeting.

At the shareholder meeting we will be seeking approval of new investment advisory agreements between Osterweis Capital Management and the funds. These new agreements are needed because on January 1, 2016, our founder John Osterweis’ ownership interest in Osterweis Capital Management, Inc. and Osterweis Capital Management, LLC, the advisory firms that manage the Osterweis Funds, will decrease by 4% to approximately 23%. Under current law, this may be considered a technical change of control at both firms. John has no plans to retire but has been gradually distributing his ownership, as part of an ongoing ten-year transition plan, among the firm’s other key members in order to ensure the long-term health and independence of the firm.

Please note that no changes to the funds will result from this event. The funds’ strategies, fees, operations and management will remain the same.

It is very important that you review the materials when you receive them and cast your vote.  The Board has recommended that shareholders vote to approve new investment advisory agreements between Osterweis Capital Management and the Osterweis Funds. Regardless of the size of your account, your vote is important.

We have enclosed a short FAQ that provides an overview of the upcoming proxy. Additional information will arrive with your proxy voting information and instructions. If you have any additional questions, please call our Proxy Team at (844) 700-1416.

Sincerely,

Enclosure

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. OSTERWEIS CAPITAL MANAGEMENT, INC. AND OSTERWEIS CAPITAL MANAGEMENT, LLC MAILED THE PROXY STATEMENT TO SHAREHOLDERS OF RECORD (AS OF ON SEPTEMBER 10, 2015) OF EACH FUND, AND IT IS ALSO AVAILABLE WITHOUT CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

Q3 Statement Message

You should have received a proxy package in the mail.
If you have not voted already, please be sure to review
the materials and take a moment to vote for the proposal
online, by mail or by phone. Every vote is important. If
you lost your proxy card and would like to call in your
vote, call our proxy vote team at (844) 700-1416.

Web Page

Home Page Link:

Osterweis Funds Shareholder Meeting: November 6, 2015

Shareholders of record in the Osterweis Funds as of September 10, 2015 were mailed materials requesting their vote for a shareholder meeting scheduled on November 6, 2015.

➢	Learn More

Web page: Osterweis.com/proxy

Your Vote is Important – Shareholder Meeting, November 6, 2015

Shareholders of record in the Osterweis Funds as of September 10, 2015 were mailed materials requesting their vote for a shareholder meeting scheduled on November 6, 2015.

As detailed in the proxy materials, we are seeking shareholder approval of new investment advisory agreements between Osterweis Capital Management and the Osterweis Funds. The new advisory agreements will not result in any change in the Funds’ strategies, fees or management and will be largely identical to the current advisory agreements. We are soliciting shareholder approval of these new advisory agreements because on January 1, 2016, as part of a long-term transition plan, John Osterweis’ ownership interest in Osterweis Capital Management, Inc. and Osterweis Capital Management, LLC, the advisory firms that manage the Osterweis Funds, will decrease by 4% to approximately 23%. Under current law, this may be considered a technical change of control at both firms.

Your Vote is Important! Approval of the new agreements with Osterweis requires the vote of the “majority of the outstanding voting securities” of each Fund. Under the 1940 Act, a “majority of the outstanding voting securities” is defined as the lesser of: (1) 67% or more of the voting securities of the Funds entitled to vote present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Funds entitled to vote thereon.

The Board of Trustees recommends that you vote “FOR” the proposal.

Voting is quick and easy. Have your control number from your proxy card handy to expedite the process.
Please vote now using one of these methods:

•	Internet: Visit the Internet address printed on your proxy card and follow the online instructions.

•	Mail: Complete and sign the proxy card enclosed in your proxy package and mail it in the postage-paid envelope.

•	Touch-tone: Call the toll-free number printed on your proxy card and follow the recorded instructions.

•
Call Center: For your convenience, you may call our toll free number (844) 700-1416 Monday through Thursday 9 a.m. to 10 p.m. Eastern time, Friday 9 a.m. to 6:00 p.m. Eastern time and Saturday 10:00 a.m. to 6 p.m. Eastern time to speak with a live agent who can assist in registering your vote.

If you have questions related to the proxy, please contact our proxy team at (844) 700-1416.

Quick Links:

-	Proxy Materials

-	Shareholder FAQ

-	Transition and Q&A

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. OSTERWEIS CAPITAL MANAGEMENT, INC. AND OSTERWEIS CAPITAL MANAGEMENT, LLC MAILED THE PROXY STATEMENT TO SHAREHOLDERS OF RECORD (AS OF SEPTEMBER 10, 2015) OF EACH FUND. IT IS AVAILABLE HERE AND WITHOUT CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

Statement Stuffer

00151287

Have You Cast Your Vote? Special Meeting on November 6, 2015

You should have recently received proxy materials asking for your approval of new investment advisory agreements for the Osterweis Funds. With your proxy card and control number, you can vote one of four ways:

• Internet: www.2voteproxy.com/OST

• Touch-tone: (800) 830-3542

• Mail: Sign proxy card and return in postage-paid envelope

• Attend the Special Meeting on November 6, 2015

Your vote is important. Please be sure to vote prior to the Special Meeting on November 6, 2015. If you have questions, please call our proxy team at (844) 700-1416.

Osterweis Funds: Transition Plan Update
September 2015

We recently sat down with John Osterweis, our Founder & Chief Investment Officer and Matt Berler, our President & CEO to discuss the firm’s long-term transition plan and the Osterweis Funds’ proxy.

First of all, is John retiring or does he have any specific timeline for his eventual retirement?

John: No.  I don’t have a specific timeline for retiring. We started implementing a transition plan back in 2010 because once I do decide to retire, we want everyone to be comfortable that the firm will carry on in the future in the same way it has for the past 30+ years. From that point of view, it was important to have an extended transition period that allowed me to work with Matt and the team in terms of portfolio management and stock picking as well as client relations. It is my intent to stay very actively involved in the day-to-day business at Osterweis Capital Management for many years to come.

Did you ever consider selling the firm?

John: We think that maintaining independence is best for our clients and employees. Although we have been approached many times, we’ve never considered selling to an outside buyer. Staying independent appeals to us for a couple reasons:

•
A sale to an outside party could introduce pressure to gather assets or could incite employee turnover.  We would rather keep the firm’s focus on providing strong performance and excellent service to clients over the long term.

•	We believe that an internal transition is good for employees both in terms of opportunity and promoting long-term stability.

•	I want to stay involved while still creating a smooth long-term transition to the next generation of clients and employees.

Where are you currently in the execution of your plan?

John: While I have always provided equity ownership opportunities for key employees, we began implementation of our structured ten-year plan on January 1, 2010. As a part of that plan on January 1, 2016, I will reduce my ownership stake in Osterweis by 4%, to approximately 23%. Under current law, this may be considered a technical change of control of the adviser to the funds (as defined by the Investment Company Act of 1940), and as such would trigger an automatic termination of the present investment advisory agreements between Osterweis Capital Management and the Osterweis Funds. The funds, therefore, need shareholder approval to implement new investment advisory agreements to allow us to continue as the Funds’ investment adviser.

Does the technical change of control affect the management and operation of the Osterweis Funds?

Matt: No. As John mentioned, the transition plan was specifically designed so that our investors would not see major changes as we implement it over time.  After January 1, 2016, John will continue in his current role as Chairman & Chief Investment Officer and will retain certain extraordinary powers concerning the management of the firm. I will continue as President & CEO, positions I have held since 2011. Our equity and fixed income teams will also continue operating with the same teams and investment strategies.

Has the Osterweis Funds’ Board approved the proposed change?

John: Yes, the Board has approved the proposal and recommended that shareholders vote in favor.

Why is it important to vote?

John: We know that many investors think that their votes are not important, but we believe every vote is important. We need to receive votes from at least 50% of the outstanding shares in each fund to meet a quorum. Additionally, if fund shareholders do not approve the new agreements with Osterweis as the investment adviser for the funds, the Board will implement Interim Advisory Agreements with Osterweis and will continue to seek shareholder approval in order to implement permanent advisory arrangements for the Funds.

How can I vote my shares?

Matt: It is easy to vote. Although you may attend the Special Meeting and vote in person, it is not required. You can vote your shares by:

•	Internet: Visiting the Internet address printed on your proxy card and following the online instructions.

•	Mail: Completing and signing the proxy card enclosed in your proxy package and mailing it in the postage-paid envelope.

•	Touch-tone: Calling the toll-free number printed on your proxy card and following the recorded instructions.

If you need any assistance, please call the Osterweis Proxy team at (844) 700-1416. Our team is available to assist you Monday through Thursday 9:00 a.m. to 10:00 p.m. Eastern time, Friday 9:00 a.m. to 6:00 p.m. Eastern time and Saturday 10:00 a.m. to 6:00 p.m. Eastern time.

PLEASE READ THE PROXY STATEMENT. IT CONTAINS IMPORTANT INFORMATION. OSTERWEIS CAPITAL MANAGEMENT, INC. AND OSTERWEIS CAPITAL MANAGEMENT, LLC MAILED THE PROXY STATEMENT TO SHAREHOLDERS OF RECORD (AS OF SEPTEMBER 10, 2015) OF EACH FUND. IT IS AVAILABLE ON OSTERWEIS.COM AND ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

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